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                                                                    Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

April 5, 2002

Dear Ladies and Gentlemen:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 5, 2002 of Atrion Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


Copy to:
Mr. Emile A. Battat, Atrion Corporation